Exhibit 99.1

903 Calle Amanecer, Suite 100 San Clemente, CA 92673 (949) 369-4000

For Additional Information:

Bryan Giglia

Director of Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS, INC. PROMOTES WILLIAM M. WAGNER TO

SENIOR VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER

San Clemente, Calif. (June 2, 2006) – Sunstone Hotel Investors, Inc. (NYSE: SHO) today announced that William M. Wagner has been promoted to Senior Vice President and Chief Accounting Officer.

“We are pleased to announce Bill’s promotion to Senior Vice President and Chief Accounting Officer. Bill joined Sunstone in July 2004 and was an integral part of our IPO. Since then, Bill has made strong improvements to our accounting and reporting capabilities and led the successful completion of our section 404 Sarbanes-Oxley project”, said Jon D. Kline, Executive Vice President and Chief Financial Officer.

Mr. Wagner joined Sunstone in July 2004 as Vice President of Accounting. Prior to joining Sunstone, Bill was the Vice President of Accounting for The Trizetto Group. Prior to that, Bill was with Irvine Apartment Communities and spent eight years as an auditor with Ernst & Young. Bill graduated from the University of Washington in 1989 with a B.A. in Business Administration.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a Southern California-based lodging real estate investment trust (REIT). Sunstone owns 62 hotels with an aggregate of 18,236 rooms primarily in the upper-upscale segment operated under franchises from nationally recognized brands such as Marriott, Hyatt, Hilton and Fairmont.

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